As filed with the Securities and Exchange Commission on November 22, 2011
Registration No. 333-157137

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 4 to Form S-3 Registration Statement

UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	45-2915089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Custer
Chief Executive Officer
Crescent Financial Bancshares, Inc.
1005 High House Road
Cary, North Carolina 27513-3586
(919) 460-7770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Todd H. Eveson, Esq.
Gaeta & Eveson, P.A.
700 Spring Forest Road, Suite 335
Raleigh, North Carolina 27609
Phone: (919) 845-2558
Fax: (919) 518-2146

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐        Large accelerated filer
☐        Accelerated filer
☐        Non-accelerated filer   (Do not check if a smaller reporting company)
☑        Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
See below (1)	NA	NA	NA	NA

(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement on Form S-3 (File Nos. 333-157137). Therefore, no further registration fee is required.

Post-Effective Amendment No. 4 to Form S-3

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 4 to Crescent Financial Bancshares, Inc.’s registration statement on Form S-3 (File No. 333-157137) (the “Registration Statement”), originally filed with the Securities and Exchange Commission by Crescent Financial Corporation on February 6, 2009, is being filed for the sole purpose of filing a revised legal opinion regarding the validity of the securities being registered and includes the Registration Statement facing page, this page, the Part II information, the signature page, an exhibit index, the legal opinion with the related consent, and a power of attorney. The revised legal opinion issued by Bryan Cave LLP is filed herewith as Exhibit 5.1, and the contents of the Registration Statement and all amendments thereto (including all exhibits) are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description

5.1	Opinion of Bryan Cave LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Bryan Cave LLP (contained in the opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, North Carolina, on this 22nd day of November, 2011.

CRESCENT FINANCIAL BANCSHARES, INC.

By		/s/ Scott Custer
	Name:	Scott Custer
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on November 22, 2011.

SIGNATURE	CAPACITY

/s/ J. Adam Abram J. Adam Abram	Director (Chairman)

/s/ Scott Custer Scott Custer	Director, Chief Executive Officer

__________________ Alan Colner	Director

__________________ Steven J. Lerner	Director

__________________ A. Wellford Tabor	Director

__________________ Thierry Ho	Director

/s/ Brent D. Barringer * Brent D. Barringer	Director

/s/ James A. Lucas, Jr. * James A. Lucas	Director

/s/ Charles A. Paul, III * Charles A. Paul	Director

/s/ Jon S. Rufty * Jon S. Rufty	Director

__________________ Nick Zerbib	Director

__________________ David Brody	Director

/s/ Bruce W. Elder Bruce W. Elder	Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)

*  By:           /s/ Bruce W. Elder
                      Bruce W. Elder
                      Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Bryan Cave LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Bryan Cave LLP (contained in the opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (filed herewith).